Exhibit 99.1

Cerecor Reports Third Quarter 2020 Financial Results and Provides Business Update

On track to complete clinical trial for CERC-002 in cytokine storm-induced COVID-19 ARDS by year end

Strengthened leadership team with the appointment of Gilla Kaplan, Ph.D., to the Board of Directors

ROCKVILLE, Md. and CHESTERBROOK, Pa., Nov. 09, 2020 -- Cerecor Inc. (NASDAQ : CERC), a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare and orphan diseases, today announced recent business progress and third quarter results for 2020.

“We are very pleased with the progress we have made in the third quarter,” said Mike Cola, Chief Executive Officer of Cerecor. “We anticipate completion of the trial of our novel anti-LIGHT mAb, CERC-002, for the treatment of COVID-19 induced acute respiratory distress syndrome, by year end. We are excited to welcome Dr. Gilla Kaplan to our Board, who brings with her a strong track record and expertise in immunology and rare diseases. The timing of her involvement is ideal as we prepare for multiple clinical data readouts in 2021 that we believe represent key inflection points for Cerecor.”

Third Quarter Highlights and Program Updates

•
Strengthened leadership team with the appointment of Gilla Kaplan, Ph.D., to the Board of Directors. Dr. Kaplan brings with her over 30 years of academic and industry experience specializing in various aspects of the host immune response to mycobacterial pathogens, including the causative agents of leprosy and tuberculosis.

•	The Company's pipeline of novel, first-in-class compounds remains on track with all clinical development timelines and anticipates the following milestones:

•	CERC-002: Anti-LIGHT monoclonal antibody in clinical studies for COVID-19 ARDS and severe pediatric onset Crohn’s disease.

◦	Completion of the multi-center, randomized, double-blinded, placebo-controlled Phase 1 proof-of-concept study of CERC-002 in cytokine storm-induced COVID-19 ARDS is anticipated by year end 2020.

◦
Initial data from the open-label Phase 1b clinical study designed to assess the safety, tolerability and short-term efficacy of CERC-002 in anti-TNF refractory adult subjects with moderate-to-severe Crohn’s disease is anticipated in the first quarter of 2021.

•	CERC-007: Anti-IL-18 monoclonal antibody for the treatment of multiple myeloma (MM) and Adult-onset Still’s Disease (AOSD).

◦	Initial data anticipated from proof-of-concept studies for multiple myeloma in the first quarter of 2021 and in Adult-onset Still’s disease in the second quarter of 2021.

•	CERC-006: Dual mTORC1 and mTORC2 small molecule inhibitor for complex lymphatic malformations.

◦	Initial data anticipated from proof-of-concept study in the first half of 2021.

•	CERC-800 programs (CERC-801, CERC-802, and CERC-803): Restorative monosaccharide therapies for congenital disorders of glycosylation (CDGs).

◦
CERC-801 – data anticipated from the pivotal trial evaluating the safety and efficacy of CERC-801 in patients suffering from Phosphoglucomutase-1 deficiency related congenital disorders of glycosylation (PGM1-CDG) in 2021.

◦	CERC-802 – data anticipated from the pivotal trial evaluating the safety and efficacy of CERC-802 in patients suffering from Mannose phosphate isomerase deficiency related CDG (MPI-CDG) in 2021.

◦	CERC-803 – clearance to proceed on the Investigational New Drug Application from the FDA anticipated in the fourth quarter 2020.

Third Quarter Financial Update

Cerecor reported a cash balance of $33.4 million as of September 30, 2020, representing a $12 million decrease as compared to June 30, 2020. The decrease was primarily due to operational spend.

Cerecor recognized $8.9 million of research and development expenses and $4.6 million of general and administrative expenses during the quarter, which were the primary reasons for the increase in operating expenses, net loss and net loss per share as compared to the same period in 2019. The $7.1 million increase in research and development expenses as compared to the same period in 2019 primarily resulted from Cerecor’s continuing advancement of its expanded pipeline, including costs related to the ongoing clinical trial for COVID-19 ARDS and other programs acquired in the merger with Aevi Genomic Medicine, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2020 (a)	December 31, 2019 (a)
	(unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$33,391	$3,609
Accounts receivable, net	1,671	1,002
Other receivables	4,285	4,241
Inventory, net	9	21
Prepaid expenses and other current assets	1,544	707
Restricted cash, current portion	132	17
Investment in Aytu	—	7,629
Current assets of discontinued operations	—	498
Total current assets	41,032	17,724
Property and equipment, net	1,708	1,448
Intangible assets, net	1,889	2,426
Goodwill	14,409	14,409
Restricted cash, net of current portion	149	102
Total assets	$59,187	$36,109
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,927	$2,078
Accrued expenses and other current liabilities	8,811	5,640
Income taxes payable	—	552
Current liabilities of discontinued operations	5,833	3,891
Total current liabilities	16,571	12,161
Royalty obligation	2,000	—
Deferred tax liability, net	115	86
Other long-term liabilities	1,934	1,112
Long-term liabilities of discontinued operations	—	1,755
Total liabilities	20,620	15,114
Stockholders’ equity:
Common stock—$0.001 par value; 200,000,000 shares authorized at September 30, 2020 and December 31, 2019; 74,900,047 and 44,384,222 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	75	44
Preferred stock—$0.001 par value; 5,000,000 shares authorized at September 30, 2020 and December 31, 2019; 1,257,143 and 2,857,143 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1	3
Additional paid-in capital	200,639	135,239
Accumulated deficit	(162,148)	(114,291)
Total stockholders’ equity	38,567	20,995
Total liabilities and stockholders’ equity	$59,187	$36,109

(a) The condensed consolidated balance sheets as of September 30, 2020 and December 31, 2019 have been derived from the reviewed and audited financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020 (a)	2019 (a)	2020 (a)	2019 (a)
	(in thousands, except per share data)		(in thousands, except per share data)
Revenues:
Product revenue, net	$1,111	$2,101	$5,202	$6,070
License and other revenue	—	100	—	100
Total revenues, net	1,111	2,201	5,202	6,170

Operating expenses:
Cost of product sales	77	132	221	(612)
Research and development	8,872	1,744	19,556	8,858
Acquired in-process research and development	—	—	25,549	—
General and administrative	4,573	2,638	13,350	7,654
Sales and marketing	462	214	1,792	936
Amortization expense	404	335	1,238	1,004
Change in fair value of contingent consideration	—	—	—	(1,256)
Total operating expenses	14,388	5,063	61,706	16,584
Loss from continuing operations	(13,277)	(2,862)	(56,504)	(10,414)
Other income:
Change in fair value of Investment in Aytu	—	—	5,208	—
Other income, net	19	53	447	83
Total other income, net from continuing operations	19	53	5,655	83
Loss from continuing operations before taxes	(13,258)	(2,809)	(50,849)	(10,331)
Income tax expense (benefit)	3	121	(2,607)	306
Loss from continuing operations	$(13,261)	$(2,930)	$(48,242)	$(10,637)
(Loss) income from discontinued operations, net of tax	(198)	(1,086)	385	(7,057)
Net loss	$(13,459)	$(4,016)	$(47,857)	$(17,694)

Net (loss) income per share of common stock, basic and diluted:
Continuing operations	$(0.16)	$(0.05)	$(0.68)	$(0.19)
Discontinued operations	(0.01)	(0.02)	0.00	(0.12)
Net loss per share of common stock, basic and diluted	$(0.17)	$(0.07)	$(0.68)	$(0.31)

Net (loss) income per share of preferred stock, basic and diluted:
Continuing operations	$(0.82)	$(0.26)	$(3.40)	$(0.94)
Discontinued operations	(0.01)	(0.09)	0.02	(0.62)
Net loss per share of preferred stock, basic and diluted	$(0.83)	$(0.35)	$(3.38)	$(1.56)

(a) The unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2020 and 2019 have been derived from the reviewed financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

About Cerecor

Cerecor is a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare and orphan diseases.  The company is advancing its clinical-stage pipeline of innovative therapies that address unmet patient needs within rare and orphan diseases.  The company's rare disease pipeline includes CERC-801, CERC-802 and CERC-803 ("CERC-800 compounds"), which are therapies for inherited metabolic disorders known as congenital disorders of glycosylation.  The U.S. Food and Drug Administration ("FDA") granted Rare Pediatric Disease Designation (“RPDD”) and Orphan Drug Designation ("ODD") to all three CERC-800 compounds, thus potentially qualifying the Company to receive a Priority Review Voucher ("PRV") upon approval of each new drug application ("NDA").  The company is also developing CERC-002, CERC-006 and CERC-007.  CERC-002 is an anti-LIGHT monoclonal antibody being developed for the treatment of COVID-19 acute respiratory distress syndrome and for severe pediatric-onset Crohn's disease. CERC-006 is a dual mTOR inhibitor being developed for the treatment of complex lymphatic malformations and has been granted ODD and RPDD by the FDA, thus potentially qualifying the company to receive a fourth PRV upon approval of an NDA.  CERC-007 is an anti-IL-18 monoclonal antibody being developed for the treatment of autoimmune inflammatory diseases such as adult onset Stills disease, and multiple myeloma.

For more information about Cerecor, please visit Cerecor.com

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; regulatory risks; Cerecor's cash position and the potential need for it to raise additional capital; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
James Harrell
Investor Relations
Chief Commercial Officer
Cerecor Inc.
jharrell@cerecor.com
623.439.2220 office